UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 4, 2025
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices) (ZIP Code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 4, 2025, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Construction Partners, Inc. (the “Company”) approved and adopted an amended form of award agreement (the “Amended Form”) for performance stock unit awards (“LTIP-B awards”) granted pursuant to the Construction Partners, Inc. 2018 Equity Incentive Plan. The Amended Form provides that, upon the vesting of the LTIP-B awards, the Compensation Committee has the sole discretion to settle such LTIP-B awards by paying the award recipient the cash-equivalent value of the shares of Class A common stock, par value $0.001 per share, of the Company underlying the LTIP-B awards (such provision, the “Cash Settlement Provision”). Certain award agreements for previously granted unvested LTIP-B awards, including those granted to the Company’s named executive officers, were also amended to incorporate the Cash Settlement Provision.
The foregoing description of the Amended Form does not purport to be complete and is qualified in its entirety by the full text of the Amended Form, which is attached hereto as Exhibit 10.1.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Form of Amended Performance Share Award (LTIP-B) Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: November 10, 2025	By:	/s/ Gregory A. Hoffman
Gregory A. Hoffman
Senior Vice President and Chief Financial Officer